Exhibit 32.2

Certification by Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Report”) of United States Gasoline Fund, LP (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Stuart P. Crumbaugh, the Chief Financial Officer of United States Commodity Funds LLC, General Partner of the Registrant, hereby certify, to the best of my knowledge, that:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	August 7, 2026	By	/s/ Stuart P. Crumbaugh
		Name:	Stuart P. Crumbaugh
		Title:	Chief Financial Officer
United States Commodity Funds LLC
General Partner of United States Gasoline Fund, LP